Exhibit 99.2
VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(Millions, except per share amounts)
(Unaudited)

	Three Months
	Ended March 31
	2009	2008

OPERATING REVENUES:
Gas utility	$527.4	$633.6
Electric utility	125.0	127.2
Nonutility revenues	142.8	141.3
Total operating revenues	795.2	902.1

OPERATING EXPENSES:
Cost of gas sold	354.6	462.0
Cost of fuel and purchased power	47.0	46.0
Cost of nonutility revenues	74.2	95.3
Other operating	122.7	115.8
Depreciation and amortization	51.4	47.4
Taxes other than income taxes	23.5	26.8
Total operating expenses	673.4	793.3

OPERATING INCOME	121.8	108.8

OTHER INCOME:
Equity in earnings of unconsolidated affiliates	12.6	14.0
Other income- net	2.4	3.0
Total other income	15.0	17.0

INTEREST EXPENSE	22.7	25.3

INCOME BEFORE INCOME TAXES	114.1	100.5

INCOME TAXES	41.3	36.5

NET INCOME	$72.8	$64.0

AVERAGE COMMON SHARES OUTSTANDING	80.6	76.0
DILUTED COMMON SHARES OUTSTANDING	80.7	76.1

EARNINGS PER SHARE OF COMMON STOCK

BASIC	$0.90	$0.84

DILUTED	$0.90	$0.84

VECTREN UTILITY HOLDINGS
AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(Millions)
(Unaudited)

	Three Months
	Ended March 31
	2009	2008

OPERATING REVENUES:
Gas utility	$527.4	$633.6
Electric utility	125.0	127.2
Other	0.4	0.6
Total operating revenues	652.8	761.4

OPERATING EXPENSES:
Cost of gas sold	354.6	462.0
Cost of fuel and purchased power	47.0	46.0
Other operating	79.3	74.0
Depreciation and amortization	43.9	40.7
Taxes other than income taxes	22.8	26.2
Total operating expenses	547.6	648.9

OPERATING INCOME	105.2	112.5

OTHER INCOME - NET	1.5	2.0

INTEREST EXPENSE	18.7	20.8

INCOME BEFORE INCOME TAXES	88.0	93.7

INCOME TAXES	31.8	35.7

NET INCOME	$56.2	$58.0

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
HIGHLIGHTS
(millions, except per share amounts)
(Unaudited)

	Three Months
	Ended March 31
	2009	2008

REPORTED EARNINGS:
Utility Group	$56.2	$58.0

Non-utility Group
Energy Marketing and Services	15.4	9.0
Coal Mining	2.8	(0.9)
Energy Infrastructure Services	(0.5)	(3.2)
Other Businesses	(1.2)	1.4
Total Non-utility Operations	16.5	6.3

Corporate and Other	0.1	(0.3)

Vectren Consolidated	$72.8	$64.0

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES

SELECTED GAS DISTRIBUTION
OPERATING STATISTICS
(Unaudited)

	Three Months
	Ended March 31
	2009	2008

GAS OPERATING REVENUES (Millions):

Residential	$363.1	$431.8
Commercial	140.7	175.2
Industrial	18.5	22.6
Other Revenue	5.1	4.0
	$527.4	$633.6

GAS MARGIN (Millions):

Residential	$115.1	$113.2
Commercial	37.5	37.7
Industrial	15.1	16.5
Other	5.1	4.2
	$172.8	$171.6

GAS SOLD & TRANSPORTED (MMDth):

Residential	36.8	40.2
Commercial	15.8	17.6
Industrial	24.1	28.7
	76.7	86.5

AVERAGE GAS CUSTOMERS

Residential	909,616	913,672
Commercial	84,515	85,119
Industrial	1,610	1,609
	995,741	1,000,400

YTD WEATHER AS A PERCENT OF NORMAL:

Heating Degree Days (Ohio)	105%	104%

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES

SELECTED ELECTRIC
OPERATING STATISTICS
(Unaudited)

	Three Months
	Ended March 31
	2009	2008

ELECTRIC OPERATING REVENUES (Millions):

Residential	$43.8	$41.6
Commercial	31.2	28.8
Industrial	36.2	36.4
Municipals	-	0.7
Other Revenue	0.6	1.6
Total Retail	111.8	109.1
Net Wholesale Revenues	13.2	18.1
	$125.0	$127.2

ELECTRIC MARGIN (Millions):

Residential	$31.2	$30.8
Commercial	21.3	20.5
Industrial	19.1	20.2
Municipals	-	-
Other	0.7	1.6
Total Retail	72.3	73.1
Net Wholesale Margin	5.7	8.1
	$78.0	$81.2

ELECTRICITY SOLD (GWh):

Residential	377.8	405.4
Commercial	293.8	309.8
Industrial	509.0	600.7
Municipals	-	31.3
Other Sales - Street Lighting	5.1	5.3
Total Retail	1,185.7	1,352.5
Wholesale	341.6	463.4
	1,527.3	1,815.9

AVERAGE ELECTRIC CUSTOMERS

Residential	122,590	122,755
Commercial	18,344	18,467
Industrial	104	103
Other	33	35
	141,071	141,360

YTD WEATHER AS A PERCENT OF NORMAL:

Cooling Degree Days (Indiana)	N/A	N/A
Heating Degree Days (Indiana)	94%	101%

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS
(Millions - Unaudited)
	March 31,	December 31,
	2009	2008
ASSETS
Current Assets
Cash & cash equivalents	$19.4	$93.2
Accounts receivable - less reserves of $6.1 &
$5.6, respectively	214.9	226.7
Accrued unbilled revenues	83.0	197.0
Inventories	92.7	131.0
Recoverable fuel & natural gas costs	-	3.1
Prepayments & other current assets	40.8	124.6
Total current assets	450.8	775.6
Utility Plant
Original cost	4,411.2	4,335.3
Less: accumulated depreciation & amortization	1,642.7	1,615.0
Net utility plant	2,768.5	2,720.3
Investments in unconsolidated affiliates	164.9	179.1
Other utility and corporate investments	26.6	25.7
Other nonutility investments	46.0	45.9
Nonutility property - net	410.3	390.2
Goodwill - net	240.3	240.2
Regulatory assets	203.1	216.7
Other assets	35.1	39.2
TOTAL ASSETS	$4,345.6	$4,632.9
LIABILITIES & SHAREHOLDERS' EQUITY
Current Liabilities
Accounts payable	$131.3	$266.1
Accounts payable to affiliated companies	38.0	75.2
Refundable fuel & natural gas costs	25.6	4.1
Accrued liabilities	217.8	175.0
Short-term borrowings	113.6	519.5
Current maturities of long-term debt	0.4	0.4
Long-term debt subject to tender	80.0	80.0
Total current liabilities	606.7	1,120.3
Long-term Debt - Net of Current Maturities &
Debt Subject to Tender	1,438.6	1,247.9
Deferred Income Taxes & Other Liabilities
Deferred income taxes	357.0	353.4
Regulatory liabilities	318.2	315.1
Deferred credits & other liabilities	239.2	244.6
Total deferred credits & other liabilities	914.4	913.1

Common Shareholders' Equity
Common stock (no par value) – issued & outstanding
81.0 and 81.0 shares, respectively	660.8	659.1
Retained earnings	758.5	712.8
Accumulated other comprehensive income/(loss)	(33.4)	(20.3)
Total common shareholders' equity	1,385.9	1,351.6
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$4,345.6	$4,632.9

VECTREN CORPORATION
AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Millions - Unaudited)
	For the three months ended
	March 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$72.8	$64.0
Adjustments to reconcile net income to cash from operating activities:
Depreciation & amortization	51.4	47.4
Deferred income taxes & investment tax credits	11.3	12.7
Equity in earnings of unconsolidated affiliates	(12.6)	(14.0)
Provision for uncollectible accounts	4.3	5.3
Expense portion of pension & postretirement periodic benefit cost	2.6	1.9
Other non-cash charges - net	1.0	2.0
Changes in working capital accounts:
Accounts receivable & accrued unbilled revenue	120.7	(26.8)
Inventories	38.8	96.8
Recoverable/refundable fuel & natural gas costs	24.7	(3.4)
Prepayments & other current assets	83.2	91.7
Accounts payable, including to affiliated companies	(167.0)	(74.4)
Accrued liabilities	43.4	84.3
Unconsolidated affiliate dividends	4.3	2.9
Changes in noncurrent assets	14.8	5.9
Changes in noncurrent liabilities	(9.2)	(7.9)
Net cash flows from operating activities	284.5	288.4
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from:
Long-term debt	191.2	171.5
Stock option exercises & other	1.5	-
Requirements for:
Dividends on common stock	(27.1)	(24.7)
Retirement of long-term debt	(0.6)	(103.2)
Net change in short-term borrowings	(405.9)	(251.9)
Net cash flows from financing activities	(240.9)	(208.3)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from:
Other collections	0.9	1.9
Requirements for:
Capital expenditures, excluding AFUDC equity	(117.4)	(69.6)
Unconsolidated affiliate investments	(0.1)	(0.1)
Other investments	(0.8)	(7.7)
Net cash flows from investing activities	(117.4)	(75.5)
Net change in cash & cash equivalents	(73.8)	4.6
Cash & cash equivalents at beginning of period	93.2	20.6
Cash & cash equivalents at end of period	$19.4	$25.2